Exhibit 10.3.3

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT
1. CONTRACT ID CODE
2. AMENDMENT/MODIFICATION NO. 0004
3. EFFECTIVE DATE 07/02/2008
4. REQUISITION/PURCHASE REQ. NO.
5. PROJECT NO. (If applicable)
6. ISSUED BY No Invoice Information 445 12th St., SW, Washington, DC 20554 CODE 00001
7. ADMINISTERED BY (If other than Item 6) CODE
8. NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and Zip Code) Neustar, Inc. 46000 Center Oak Plaza Sterling, VA 20166 CODE * FACILITY CODE
9A. AMENDMENT OF SOLICITATION NO.
9B. DATED (SEE ITEM 11)
(X) 10A. MODIFICATION OF CONTRACT/ORDER NO. CON07000005
(X) 10B. DATED (SEE ITEM 13)
11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS ☐ The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers
☐ is extended, ☐ is not extended. Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:
(a) By completing Items 8 and 15, and returning ____ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted: or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.
12. ACCOUNTING AND APPROPRIATION DATA (If required) No Funding Information
13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14. CHECK ONE
A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.
B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).
C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF: ✓ D. OTHER (Specify type of modification and authority) FAR 1.6, “Authority of the Contracting Officer”
E. IMPORTANT: Contractor ☒ is not, ☐ is required to sign this document and return ___ copies to the issuing office.
14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.) The purpose of this modification is to accept and incorporate Change Order Proposal (CPO) Number 2 into the contract. COP #2 is accepted at a cost of $12,096.00. A copy of the respective COP is attached. Funding will be via NANPA and will be paid by FCC Billing & Collection Agent, WELCH & Co. Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.
15A. NAME AND TITLE OF SIGNER (Type or print)
15B. CONTRACTOR/OFFEROR (Signature of person authorized to sign) 15C. DATE SIGNED 16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print)
Anthony Wimbush 16B. United States of America
BY /s/ Anthony S. Wimbush
(Signature of Contracting Officer) 16C. DATE SIGNED 07/02/2008 NSN 7540-01-152-8070 PREVIOUS EDITION UNUSABLE STANDARD FORM 30 (REV. 10-83) Prescribed by GSA FAR (48 CFR) 53.243

National Pooling Administration
Contract #CON07000005
Change Order Proposal #2
(INC Issue #578 — Update TBPAG to Limit Timeframe for Block Reservations)
June 13, 2008

NeuStar, Inc.	46000 Center Oak Plaza Sterling VA, 20166

Nat’l PAS — Change Order #2 — Block Reservations	June 13, 2008
Table of Contents

1	Introduction	3
2	Industry Numbering Committee (INC) Issue	4
3	Industry Numbering Committee (INC) Resolution	4
4	The Proposed Solution	6
5	Assumptions and Risks	6
6	Cost	6
7	Conclusion	7

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Nat’l PAS — Change Order #2 — Block Reservations	June 13, 2008
1 Introduction
1.1 Purpose and Scope
In accordance with NeuStar’s National Pooling Administration contract1 and our constant effort to provide the best support and value to both the FCC and the telecommunications industry, NeuStar, as the National Pooling Administrator (PA), hereby submits this change order proposal to the Federal Communications Commission (FCC) for approval. This change order complies with the contractual requirements set forth in Clause C.1 of the CONTRACT FOR POOLING ADMINISTRATION SERVICES FOR THE FEDERAL COMMUNICATIONS COMMISSION, effective August 15, 2007, which reads as follows at Section 2.5.4:
2.5.4 Modifications of Guidelines
The PA shall participate in the development and modification of guidelines and procedures, which may or may not affect the performance of the PA functions. These changes may come from regulatory directives and/or industry-initiated modifications to guidelines. In addition, new guidelines may be developed as appropriate to comply with regulatory directives. The PA shall implement any changes determined to be consistent with regulatory directives.
The PA shall:
•	Provide, in real time, technical guidance to ensure processes and procedures are effective in meeting the goals of the change.

•	Provide issues and contributions, and be prepared to discuss at INC meetings how the proposed change promotes numbering policy and/or benefits the NANP and how the change will affect the PA’s duties, obligations and accountability.

•	Assess and share in real time (i.e., during discussion) the cost implications and administrative impact of the change upon the PA’s duties and responsibilities in sufficient detail as needed by the INC.
When the INC places any changes to its guidelines in final closure, the PA shall submit an assessment regarding the impact of scope of work, time and costs to the INC, the NANC and the FCC within 15 calendar days. The PA shall post changes in procedures on its web site prior to the change taking effect.
Specifically, the PA shall:
•	Notify all interested parties when guidelines have changed.

•	Interpret guideline changes and impact upon processes.

•	Identify implementation date or effective date.

•	Provide notification of new forms or tools that may be required.

•	Identify a Single Point of Contact (SPOC) within the PA to answer questions.
The NANC shall be consulted at the FCC’s discretion regarding the suggested implementation date to determine the likely impact on service provider processes and

[1]	FCC Contract Number CON07000005

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Nat’l PAS — Change Order #2 — Block Reservations	June 13, 2008
systems (i.e., whether it would be unduly burdensome or would unfairly disadvantage any service provider or group of service providers per the PA’s obligations and NANP administrative principles). The PA shall also seek input on implementation dates from service providers that log in to PAS and vendors that interface with PAS.
2 Industry Numbering Committee (INC) Issue
As a result of concerns raised by the industry regarding the length of time for block reservations, members of the INC brought in an issue to address the timeframe for block reservations. The INC issue statement is reproduced below:
INC Issue Statement:
At INC 97 under Issue 562 — Block Reservations, INC agreed to add text to the TBPAG to allow an SP to reserve blocks while awaiting outcome of its safety valve waiver request submitted to the appropriate state commission or regulatory authority. The block will be held in reserved status for 6 months unless the SP notifies the PA to release the block from reserved status or requests the block in conjunction with its approved safety valve waiver. INC may wish to reconsider the 6-month timeframe to ensure blocks aren’t unavailable for assignment any longer than truly necessary to meet SPs’ needs.
3 Industry Numbering Committee (INC) Resolution
On May 30, 2008, the INC placed Issue 578 — Update TBPAG to Limit Timeframe for Block Reservations into final closure, with the following language.
     Resolution from INC:
The following text changes were made to the noted sections within the TBPAG:

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Nat’l PAS — Change Order #2 — Block Reservations	June 13, 2008
3.12	An SP may request to reserve a block(s) when a safety valve waiver request has been submitted to the appropriate regulatory authority. The SP shall provide a statement of certification including the date the waiver was submitted, the denial tracking number from PAS for the waiver request (if available) and the tracking number from PAS of the reservation request to the PA via fax or email. Blocks shall remain in a reserved status for three (3) months from the date the Part 3 is approved for the block reservation request, unless the block is assigned or the reservation is canceled or extended prior to the block reservation expiration date. An SP may request one three-month reservation extension if the appropriate regulatory authority has not acted upon the SP’s waiver request by the original block reservation expiration date. An SP shall cancel its block(s) reservation immediately when the SP determines that it no longer needs the block(s) or the appropriate regulatory authority denies the SP’s waiver request. [Issue 578]

4.5	An SP may request to reserve a block(s) when a safety valve waiver request has been submitted to the appropriate regulatory authority. The SP shalf provide a statement of certification including the date the waiver was submitted, the denial tracking number from PAS for the waiver request (if available) and the tracking number from PAS of the reservation request to the PA via fax or email. Blocks shall remain in a reserved status for three (3) months from the date the Part 3 is approved for the block reservation request, unless the block is assigned or the reservation is canceled or extended prior to the block reservation expiration date. An SP may request one three-month reservation extension if the appropriate regulatory authority has not acted upon the SP’s waiver request by the original block reservation expiration date. An SP shall cancel its block(s) reservation immediately when the SP determines that it no longer needs the block(s) or the appropriate regulatory authority denies the SP’s.waiver request. [Issue 578]

8.3.5	The following criteria shall be used by the PA in reviewing a thousands-block reservation request from an SP that has submitted a safety valve waiver to the appropriate regulatory authority:
a)	The applicant shall provide a statement of certification including the date the waiver was submitted, the denial tracking number for the waiver request from PAS (if available) and the tracking number from PAS of the reservation request to the PA via fax or email.

b)	The PA shall process requests for block reservations within 7 calendar days of receiving the request.

c)	Blocks shall remain in a reserved status for .three (3) months from the date the Part 3 is approved for the block reservation request, unless the block is assigned, or the reservation is canceled or extended prior to the block reservation expiration date.

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Nat’l PAS — Change Order #2 — Block Reservations	June 13, 2008
d)	The PA shall send an e-mail reminder to the SP 7 calendar days prior to the block reservation expiration date, advising the SP that the reserved block will be placed back into the pool one (1) calendar day after the block reservation expiration date if the reserved block has not been assigned or the reservation has not been canceled or extended.
[Issue 578]
4 The Proposed Solution
The National Pooling Administrator has reviewed the changes to the TBPAG to determine whether and how it will impact either the pooling operations or the Pooling Administration System (PAS). As a result of our assessment, we developed the following proposed solution to address the changes that the INC recommended, in a cost-effective and efficient manner.

Under the amendments to the TBPAG relating to reserved blocks, PAS will be modified to change the block reservation timeframe from six months to three months. Also, to address the additional tasks contained in the amendments to the TBPAG, PAS will be modified to allow the SP to request a one time three-month extension for blocks previously reserved that have not yet passed the block reservation expiration date. There will be no documentation required from the SPs for this extension request. PAS must be further modified to automatically send an email notice to the SP seven calendar days prior to the block reservation expiration date informing the SP that the blocks currently reserved will be placed back into the pool one calendar day after the block reservation expiration date if the SP has not requested (1) that the reserved block be either assigned or extended, or (2) that the reservation be canceled.

Block reservations are allowed only for safety valve waiver requests.

User manuals will be updated as appropriate.
5 Assumptions and Risks
Part of the Pooling Administrator’s assessment of this change order is to identify the associated assumptions and consider the risks that can have an impact on our operations.
This change order affects only the system, and would have no impact on our day-to-day operations.
6 Cost
In developing this proposal, we considered the costs associated with implementing the proposed solution, including the resources required to complete discrete milestones on a timeline for

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Nat’l PAS — Change Order #2 — Block Reservations	June 13, 2008
implementation. The timeline includes preparation, development, testing, proper documentation updates, monitoring, and execution of the solution. A change to the guidelines shortening the reservation time from 6 months to 3 months would not have necessitated a change order. However, the additional system modifications permitting the additional three-month extension and the reminder email do require a change order.
The cost of modifying the system to implement the changes to the TBPAG will be $12,096.00.
7 Conclusion
This change order proposal presents a viable solution that addresses the amendments to the TBPAG and is consistent with the terms of our contract. We respectfully request that the FCC review and approve this change order.

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